Exhibit 99.1

GAP INC. REPORTS SEPTEMBER SALES RESULTS

SAN FRANCISCO - October 8, 2015 - Gap Inc. (NYSE: GPS) today reported that net sales for the five-week period ended October 3, 2015 decreased 1 percent to $1.46 billion compared with net sales of $1.48 billion for the five-week period ended October 4, 2014.

On a constant currency basis, September 2015 net sales increased 2 percent compared with last year. In calculating the net sales change on a constant currency basis, current year foreign exchange rates are applied to both current year and prior year net sales. This is done to enhance the visibility of underlying sales trends, excluding the impact of foreign currency exchange rate fluctuations.

"While September proved challenging, our leadership teams remain focused on taking the necessary steps to improve performance," said Sabrina Simmons, chief financial officer, Gap Inc.

September Comparable Sales Results
Gap Inc.’s comparable sales for September 2015 were down 1 percent versus flat last year. Comparable sales by global brand for September 2015 were as follows:

•	Gap Global: flat versus negative 3 percent last year

•	Banana Republic Global: negative 10 percent versus positive 2 percent last year

•	Old Navy Global: positive 4 percent versus positive 1 percent last year

The company now expects its gross margin rate for the third quarter of fiscal year 2015 to be similar to the second quarter of fiscal year 2015.

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:15 p.m. Pacific Time on October 8, 2015 and available for replay until 1:15 p.m. Pacific Time on October 16, 2015.

October Sales
The company will report October sales on Monday, November 9, 2015.

Forward-Looking Statements
This press release and related sales recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	gross margin rate for the third quarter of fiscal year 2015.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing; and

•	the risk that comparable sales and margins will experience fluctuations.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of October 8, 2015. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2014 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, over 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Jack Calandra
(415) 427-1726
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com